Exhibit 25.2                        _____________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK                                    13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                        Identification no.)

60 WALL STREET
NEW YORK, NEW YORK                                10005
(Address of principal                                (Zip Code)
executive offices)
Deutsche Bank Trust Company Americas
Attention: Catherine Wang
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 – 7544
(Name, address and telephone number of agent for service)
______________________________________________________
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of obligor as specified in its charter)

Bermuda    Not Applicable
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

141 Front Street Hamilton HM 19 Bermuda Telephone: (441) 295-8201 Facsimile: (441) 295-1829 (Address and telephone number of Registrant’s principal executive offices)

Copies To: C T Corporation System 111 Eighth Avenue New York, New York 10011 Tel. No.: (212) 894-8800 (Address and Zip Code of agent for service)

Subordinated Debt Securities
(Title of the Indenture securities)

273192.2

Item 1.    General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name                            Address

Federal Reserve Bank (2nd District)            New York, NY
Federal Deposit Insurance Corporation            Washington, D.C.
New York State Banking Department            Albany, NY

(b)    Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 26th day of July, 2016.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ Carol Ng
Name: Carol Ng
Title: Vice President

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

OMB Number 7100-0036
OMB Number 3064-0052
OMB Number 1557-0081
Approval expires March 31, 2018
Page 1 of 85

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business March 31, 2016

20160331
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)

Director (Trustee)

Date of Signature

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

FDIC Certificate Number	623	NY	10005
	(RSSD 9050)	State Abbreviation (RSSD 9200)	Zip Code (RSSD 9220)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

03/2016

FFIEC 041
Page 15 of 85
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2016

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Tril | Bil | Mil | Thou	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	1,265,000	1.a.
b. Interest-bearing balances (2)			0071	19,408,000	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (3)			B989	11,777,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases, net of unearned income	B528	18,038,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	28,000			4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	18,010,000	4.d.
5. Trading assets (from Schedule RC-D)			3545	6,000	5.
6. Premises and fixed assets (including capitalized leases)			2145	15,000	6.
7. Other real estate owned (from Schedule RC-M)			2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets:					
a. Goodwill			3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)			0426	25,000	10.b.
11. Other assets (from Schedule RC-F)			2160	1,164,000	11.
12. Total assets (sum of items 1 through 11)			2170	51,670,000	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	39,140,000	13.a.
(1) Noninterest-bearing (4)	6631	26,188,000			13.a.(1)
(2) Interest-bearing	6636	12,952,000			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (5)			B993	1,260,000	14.a.
b. Securities sold under agreements to repurchase (6)			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	6,000	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	5,000	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (7)			3200	0	19.
20. Other liabilities (from Schedule RC-G)			2930	2,394,000	20.
21. Total liabilities (sum of items 13 through 20)			2948	42,805,000	21.
22. Not applicable					

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Includes all securities resale agreements, regardless of maturity.
4. Includes noninterest-bearing demand, time, and savings deposits.
5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
6. Includes all securities repurchase agreements, regardless of maturity.
7. Includes limited-life preferred stock and related surplus.

03/2016

FFIEC 041
Page 16 of 85
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou	
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	600,000	25.
26. a. Retained earnings	3632	6,139,000	26.a.
b. Accumulated other comprehensive income (1)	B530	(1,000)	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,865,000	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	8,865,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	51,670,000	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2015	6724	1	M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority) certified
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

To be reported with the March Report of Condition.

	RCON	MM | DD	
2. Bank's fiscal year-end date	8678	1231	M.2.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.

03/2016